EXHIBIT 10.1






                                LICENSE AGREEMENT


                                     Between


                               SANDIA CORPORATION


                                       and


                            NOVINT Technologies, Inc.


                            License Number; OO-C00842








                                                       License Agreement; page 1

                               LICENSE AGREEMENT

Effective on the date of last signature hereto, Sandia Corporation (hereinafter "SANDIA"), a corporation whose principal place of business is located in Albuquerque, New Mexico, and NOVINT Technologies, Inc. (hereinafter "NOVINT"), a corporation whose principal place of business is located in Albuquerque, NM, agree as follows:

1.    Background

      1.1. Whereas, SANDIA manages and operates a federally-owned facility known as Sandia National Laboratories for the United States Department of Energy (hereinafter "DOE") under contract DE-ACO4-94AL85000.

      1.2. Whereas, SANDIA has developed and acquired, and may further develop and acquire, SANDIA SOFTWARE (as defined herein) and SANDIA PATENTS (as defined herein), and SANDIA is, and may further become, the assignee of SANDIA PATENTS.

      1.3. Whereas, SANDIA desires to license SANDIA PATENTS and SANDIA SOFTWARE in support of technology transfer to United States industries to enhance the competitiveness of the United States.

      1.4. Whereas, the United States Government is neither a party to nor assumes any liability for activities of SANDIA in connection with this License Agreement.

      1.5. Whereas, SANDIA has either been granted or will request a waiver of title from DOE for SANDIA PATENTS and permission to assert copyright for SANDIA SOFTWARE. Under the terms of the waiver and the assertion, the United States Government reserves a nonexclusive license in SANDIA PATENTS and SANDIA SOFTWARE for use by or on behalf of the United States Government.

      1.6. Whereas, NOVINT desires to obtain from SANDIA, and SANDIA is willing to make available to NOVINT, a license to SANDIA PATENTS and SANDIA SOFTWARE, in accordance with the terms and conditions set forth herein, including the payment of moneys.

            NOW, THEREFORE, in consideration of the agreement between SANDIA and NOVINT, and in consideration of the faithful performance of this License Agreement, it is hereby agreed as follows;

2.    Definitions

      2.1. Terms in this License Agreement which are set forth in uppercase letters have the meanings established herein.

      2.2. SANDIA and NOVINT may each be referred to as a PARTY or, collectively, as PARTIES to this License Agreement.

      2.3. SANDIA PATENTS shall mean the disclosures, patent applications, and U.S. Patents identified in Exhibit A, and any additional disclosures, patent applications, and U.S. patents not identified in Exhibit A to the extent they claim rights to inventions conceived before the effective date of this License Agreement and are required to exercise the rights granted herein to SANDIA SOFTWARE.

      2.4. SANDIA SOFTWARE shall mean the Sandia-developed computer programs described in EXHIBIT B and all technical information and data relating thereto which has been or may be developed, made or acquired by Sandia prior to the effective date of this License Agreement. However, the term SANDIA SOFTWARE shall not include technical information or data acquired from third parties which are subject to nondisclosure restrictions, thereby preventing disclosure hereunder or requiring accounting to such third parties.

      2.5. SANDIA PARTNERS shall mean third parties that have a formal relationship with Sandia, and that do at least one of: fund SANDIA to perform research, development, or testing; fund others to perform research,

                                                       License Agreement; page 2
            development, or testing in cooperation with SANDIA; perform internally research, development, or testing in cooperation with SANDIA; are funded by SANDIA to perform research, development, or testing in cooperation with SANDIA. SANDIA PARTNERS includes but is not limited to CRADA partners, WFO and FIA sponsors, and University researchers funded by SANDIA.

      2.6. NOVINT SOFTWARE shall mean software developed by or for NOVINT that is derived from, includes, or relies on SANDIA SOFTWARE or derivative works thereof, or uses or relies on SANDIA PATENTS RIGHTS.

      2.7. NOVINT INTERFACE SOFTWARE shall mean NOVINT SOFTWARE that has as its primary purpose the human-computer interface.

      2.8. NOVINT APPLICATION SOFTWARE shall mean NOVINT SOFTWARE that has as its primary purpose an application other than the human-computer interface.

      2.9. APPROVED PRODUCT shall mean any goods or services that Sandia has approved for marking with the Flight(TM) trademark.

      2.10. SANDIA DERIVATIVE SOFTWARE shall mean derivative works of NOVINT INTERFACE SOFTWARE prepared by or on behalf of SANDIA, and software prepared by or on behalf of SANDIA that includes NOVINT INTERFACE SOFTWARE.

      2.11. NOVINT EXCLUSIVE FOU shall mean human-computer interfaces, where a human-computer interface includes any software interface between a person and a computer, including but not limited to any interface to a computer network of a networked database or any computer operating system or any of its applications. Interfaces between a human and a mechanical device or system, where the mechanical device or system has a primary purpose other than control of a computer, even if a computer is intermediate, are not in the NOVINT EXCLUSIVE FOU.

      2.12. TRANSACTION shall mean any arrangement by which NOVINT does any of the following: (1) grants rights to any of (a) SANDIA PATENTS, (b) SANDIA SOFTWARE, (c) NOVINT SOFTWARE, and (d) any rights or products obtained by NOVINT in exchange for rights granted herein; (2) sells or leases products or services incorporating or affecting any of (a) SANDIA PATENTS, (b) SANDIA SOFTWARE, (c) NOVINT SOFTWARE, and (d) any rights or products obtained by NOVINT in exchange for rights granted herein; and (3) prepares NOVINT SOFTWARE, or sublicenses others to do so.

      2.13. REVENUES shall mean any form of consideration (to include cash and equity) for a TRANSACTION minus shipping and returns.

      2.14. GOVERNMENT means the government of the United States of America and agencies thereof.

      2.15. END USERS shall mean parties who have rights to use but not distribute software.

3.    License

      3.1.  NOVINT Rights

      3.2. Subject to the terms and conditions of this License Agreement and to the extent of its rights, Sandia hereby grants NOVINT a worldwide, nontransferable, royalty-bearing, license to

            3.2.1. use SANDIA SOFTWARE and NOVINT SOFTWARE internally;

            3.2.2. reproduce SANDIA SOFTWARE and NOVINT SOFTWARE;

            3.2.3. prepare software that includes, is derived from, or relies on
                   SANDIA SOFTWARE or derivative works thereof, or uses or relies on SANDIA PATENTS;

            3.2.4. distribute NOVINT SOFTWARE to END USERS;

            3.2.5. perform and display publicly SANDIA SOFTWARE and NOVINT
                   SOFTWARE;

            3.2.6. mark APPROVED PRODUCT with the Flight(TM) trademark;

            3.2.7. make, use, and sell inventions claimed in SANDIA PATENTS;

            3.2.8. extend to distributors the right and license to distribute
                   NOVINT SOFTWARE to end-users, provided that each such distributor licensed by extension (hereinafter "LICENSED DISTRIBUTOR") agrees to be bound by all of the terms and conditions of this License Agreement, except the payment of royalties, to the same extent as NOVINT. LICENSED DISTRIBUTORS' obligations to pay royalties to SANDIA shall be as expressly provided for in this License Agreement. Upon such extension to a LICENSED DISTRIBUTOR, NOVINT shall be deemed to include any and all LICENSED DISTRIBUTORS. For the purposes of this License Agreement, the operations of such LICENSE


                                                       License Agreement; page 3

                   DISTRIBUTOR shall be deemed to be the operations of NOVINT who shall be jointly and severally responsible therefor.

            3.2.9. extend to third parties any of the rights and licenses granted herein to NOVINT, including the right to further extend the rights and licenses to other third parties, provided that each such third party licensed by extension (hereinafter "LICENSED DEVELOPER") agrees to be bound by all of the terms and conditions of this License Agreement, except the payment of royalties, to the same extent as NOVINT. If NOVINT does not spend at least $400,000 in development of NOVINT SOFTWARE within one year from the receipt by NOVINT of outside capital investment of at least $1,000,000 then LICENSED DEVELOPERS shall be obligated to pay royalties to SANDIA on the same terms and rates as NOVINT. Otherwise, LICENSED DEVELOPER'S obligations to pay royalties to SANDIA shall be as expressly provided for in this License Agreement. Upon such extension to a LICENSED DEVELOPER, N0VINT shall be deemed to include any and all LICENSED DEVELOPERS. For the purposes of this License Agreement, the operations of such LICENSED DEVELOPERS shall be deemed to be the operations of NOVINT who shall be jointly and severally responsible therefor.

      3.3. The rights granted above are exclusive for 12 years from the effective date of this agreement in the NOVINT EXCLUSIVE FCU, and nonexclusive elsewhere and after the 12 years in the NOVINT EXCLUSIVE FOU.

      3.4.  Express or implied rights and licenses outside the scope of Article
            3.2 are expressly excluded.

      3.5.  SANDIA Rights

            3.5.1. NOVINT agrees to accept reasonable projects from SANDIA for developments within NOVINT INTERFACE SOFTWARE needed by SANDIA. NOVINT will expedite the attainment of resources to support SANDIA projects and provide development at the most favored rate,

            3.5.2. SANDIA retains the right to make derivative works of SANDIA
                   SOFTWARE, to use SANDIA SOFTWARE internally for any purpose, to reproduce SANDIA SOFTWARE, and to perform and display publicly executable applications of SANDIA SOFTWARE, and to distribute SANDIA SOFTWARE tO SANDIA PARTNERS for their internal use but not distribution. SANDIA further reserves the right to make and use inventions covered by SANDIA PATENTS internally for any purpose, on behalf of third parties for any purpose, and to allow SANDIA PARTNERS to make and use inventions covered by SANDIA PATENTS internally.

            3.5.3. NOVINT grants to SANDIA the right to make and have made derivative works of NOVINT INTERFACE SOFTWARE, to use NOVINT INTERFACE SOFTWARE internally for any purpose including but not limited to on behalf of SANDIA PARTNERS, to reproduce and perform and display publicly executable applications of NOVINT INTERFACE SOFTWARE. Upon request, NOVINT will supply SANDIA with the source code and accompanying documentation for the current version of NOVINT INTERFACE SOFTWARE within 30 days.

            3.5.4. NOVINT grants to SANDIA the right to distribute SANDIA
                   DERIVATIVE SOFTWARE, without accounting, to SANDIA PARTNERS for their internal use in the field of scientific visualization. NOVINT agrees to grant licenses at no charge as needed to NOVINT INTERFACE SOFTWARE to such SANDIA PARTNERS for such use within 15 days of request by SANDIA.

            3.5.5. NOVINT agrees to grant licenses to NOVINT INTERFACE SOFTWARE for the internal use only of SANDIA PARTNERS; the first year of such licenses to be at no charge.

            3.5.6. NOVINT agrees to grant licenses to NOVINT INTERFACE SOFTWARE for the internal use only of SANDIA PARTNERS for periods beyond one year at NOVINT'S most favorable terms and conditions (a fee at NOVINT'S most favorable rate will be charged for training and support).

            3.5.7. NOVINT will provide a reasonable amount of support and training for SANDIA'S continued haptics efforts. Support and training will include email support, phone support, and on-site visits to train SANDIA employees on the use and programming of NOVINT INTERFACE SOFTWARE, and on the use and programming of haptics. The support will be provided at NOVINT'S most favorable rate.

4.    Duties of the PARTIES

                                                       License Agreement; page 4

      4.1.  Nondisclosure

         4.1.1. NOVINT shall not disclose source code or technical information about the SANDIA SOFTWARE Or information relating to SANDIA SOFTWARE to any third party without prior written approval of SANDIA. Such approval Will not be unreasonably withheld, and will be deemed to be given if SANDIA does not respond within 30 days of receipt by SANDIA of request for such approval from NOVINT. NOVINT shall limit access to SANDIA SOFTWARE and information relating to SANDIA S0FrWARE to those employees, contractors, and third panics who require access for the enjoyments of the rights under this License Agreement, and who are obliged to not thither disclose the SANDIA SOFTWARE or information relating to SANDIA SOFTWARE.

            4.1.2. The existence of this License Agreement may be disclosed for business purposes to third parties, however, no PARTY shall disclose the terms and conditions of this License Agreement to any third party unless (a) necessary to enforce the PARTY'S legal rights under this License Agreement, (b) to the extent the terms and conditions of this License Agreement condition an agreement with a third PARTY, or (c) as required by law or regulation.

            4.1.3. Duties relating to nondisclosure shall continue for five (5)
                   years after termination of this License Agreement, regardless of the reason for termination.

      4.2.  NOVINT will meet all of the diligence provisions in Exhibit D.

      4.3. SANDIA will notify NOVINT of any of SANDIA PATENTS that SANDIA does not intend to file or prosecute. Such notification shall be given before expiration of bar dates or prosecution deadlines known to SANDIA, and in relation to initial filing, shall further be within 30 days of notice from NOVINT to SANDIA of NOVINT'S intention to file such SANDIA PATENT. SANDIA will allow and reasonably cooperate with NOVINT in the filing or prosecution, at NOVINT'S expense, of such SANDIA PATENTS. SANDIA shall be the assignee of such patents, and NOVINT'S rights thereto shall be according to this License Agreement.

5.    License Fees and Royalties

      5.1. In consideration of SANDIA granting the rights and licenses under this License Agreement, NOVINT agrees to pay SANDIA nonrefundable license fees and royalties in accordance with the terms of this license Agreement and in the amounts set forth in Exhibit C.

6.    Statements, Reports, and Payments

      6.1. For the purpose of computing royalties hereunder, NOVINT SOFTWARE shall be considered conveyed by NOVINT, and royalties earned with respect thereto, when billed or shipped, whichever occurs first, by NOVINT.

      6.2. NOVINT shall deliver to SANDIA by January 31 and July 31 of each calendar year, while this License Agreement is in effect, a statement reporting all TRANSACTIONS during the preceding semiannual accounting period, beginning January 1 for the July 31 statement and July 1 for the January 31 statement. The statement shall give all information necessary for the determination of royalties payable hereunder. NOVINT shall accompany each such statement with the payment of all such royalties due SANDIA. If for any annual accounting period no royalty payment shall be due, NOVINT shall submit a written statement to SANDIA to that effect. All statements shall be delivered to SANDIA at the address specified in this License Agreement.

      6.3. NOVINT shall maintain true and accurate records in such manner and detail as to permit the verification of all royalties paid and all royalties due under this License Agreement. Such records shall be made available during ordinary business hours for inspection at NOVINT'S ordinary place of business by authorized representatives of SANDIA. NOVINT shall retain these records for five years after the last annual statement is rendered to SANDIA.

      6.4. Any taxes, assessments or charges assessed or imposed by an entity or government, other than by the government of the United States of America or by any state or local government in the United States of America, that SANDIA or NOVINT shall be required to pay with respect to fees or royalties under this License Agreement shall be borne by NOVINT.


                                                       License Agreement; page 5

      6.5. The rate of exchange to be used in calculating royalties payable by NOVINT for an accounting period shall be the rate of exchange published by the Wall Street Journal on the last business day of such accounting period.

      6.6. Without excusing prompt payment of fees or royalties due, any and all fees or royalties left unpaid after becoming due as specified in this License Agreement shall bear interest at the prime rate as published in the Wall Street Journal on the date the payment of fees or royalties becomes due, plus three (3) percentage points.

      6.7. The DOE may require SANDIA tO report on the utilization or the effect of using NOVINT SOFTWARE in the commercial marketplace. In this regard, NOVINT agrees to reasonably cooperate with and assist SANDIA in making all such reports.

7.    Duration and Termination

      7.1. Except as expressly stated otherwise, the rights and licenses granted to NOVINT under this License Agreement are perpetual. The obligation to pay royalties and fees under this License Agreement shall continue until 20 years from the effective date of this License Agreement

      7.2. SANDIA may terminate or reduce the rights and licenses granted Novn4T under this License Agreement at its sole discretion if NOVIP4T, at any time;

            7.2.1. defaults in the payment of any license fee or royalty due to
                   SANDIA;


            7.2.2. commits any material breach of this License Agreement, and fails to remedy or cure the breach within sixty days after SANDIA gives written notice to NOVINT thereof;

            7.2.3. fails to meet the diligence provisions in Exhibit 0;

            7,2.4. makes any false statement relating to SANDIA or this License
                   Agreement

      7.3. Sandia may terminate or reduce the rights and licenses granted under this License Agreement at its sole discretion by giving written notice to NOVINT in the event that NOVINT experiences any of the following events: dissolution, insolvency, filing of a voluntary petition in bankruptcy (other than reorganization under Chapter 11), adjudication as a bankrupt pursuant to an involuntary petition, appointment by a court of a temporary or permanent receiver, trustee or custodian for its business, or an assignment for the benefit of creditors. This termination will become effective immediately upon SANDIA giving written notice to NOVINT.

      7.4. If NOVINT'S rights are terminated under 7.2 or 7.3, then the rights of LICENSED DISTRIBUTORS and LICENSED DISTRIBUTORS shall continue, provided that such LICENSED DEVELOPERS and LICENSED DISTRIBUTORS shall pay to SANDIA all fees, royalties, or other consideration that would otherwise have been due to NOVINT.

8.    Warranty, Liability, and Indemnification

      8.1. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED HEREUNDER.

      8.2. SANDIA warrants that it has the right to grant the rights and licenses in this License Agreement.

      8.3. SANDIA makes no warranty, express or implied, as to the accuracy, validity, or utility of SANDIA PATENTS. SANDIA further makes no warranty, express or implied, that the use of SANDIA PATENTS will not infringe any United States or foreign patent or copyright. SANDIA PATENTS are made available to NOVINT on an "AS-IS" basis.

      8.4. Neither SANDIA nor the GOVERNMENT, nor their agents, officers and employees shall be liable for any loss, damage (including, incidental, consequential and special), injury or other casualty of whatsoever kind, or by whomsoever caused, to the person or property of anyone, including NOVINT, its successors. and assigns, arising out of or resulting from the licenses granted to NOVINT herein, or the accuracy and validity of SANDIA PATENTS and SANDIA SOFTWARE and the Flight(TM) trademark. NOVINT agrees for

                                                       License Agreement; page 6

                                  PROPRIETARY

            itself, its successors and assigns, to defend SANDIA and to indemnify and hold SANDIA and the GOvERI'4MENT harmless from and against all claims, demands, liabilities, suits or actions (including all reasonable expenses and attorney's fees incurred by or imposed on SANDIA or the GOVERNMENT in connection therewith) for such loss, damage (including incidental, consequential and special), injury or other casualty. NOVINT agrees to impose such indemnification and hold harmless obligation on its LICENSED DEVELOPERS and LICENSED DISTRIBUTORS.

      8.5 NOVINT shall promptly bring to SANDIA'S attention any information of which NOVINT is aware relating to infringement of SANDIA PATENTS and SANDIA SOFTWARE and the Flight(TM) trademark.

9.    General Provisions

      9.1. NOVINT shall not, without the express written consent of SANDIA, make any verbal or written statements or perform any act indicating that SANDIA endorses or approves, or has endorsed or approved, any NOVINT SOFTWARE. NOVINT shall not, without the express written consent of SANDIA, associate or in any way connect any name or trademark of SANDIA, including "Sandia", "Sandia Corporation", "Sandia National Laboratories", and the Sandia Thunderbird Logo, with any NOVINT SOFTWARE, NOVINT may, however, indicate that NOVINT SOFTWARE is licensed under rights and licenses granted by SANDIA.

      9.2. Any notice with respect to this License Agreement shall be deemed to be given on the date when sent by facsimile transmission with receipt of confirmation or when mailed by registered mail, return receipt requested, addressed to the PARTY to be notified, at its address set forth below.

            9.2.1. Statements and Notices to SANDIA:
                   Sandia National Laboratories
                   Attention: Licensing Agreements Administrator, Org. 4331
                   REF: License #00-C00842
                   P.O.Box 5800
                   Mailstop 1380
                   Albuquerque, NM 87185-1380
                   Telephone: (505) 843-4172
                   Facsimile: (505) 843-4163

            9.2.2. Payments to SANDIA:
                   Sandia National Laboratories
                   c/o Nations Bank
                   REF: License #00-C00842
                   P.O. Box 25848
                   Albuquerque, NM 87125

            9.2.3. Notices to NOVINT:
                   NOVINT, Inc.
                   Attention:
                   Tom Anderson
                   4900 Cutting Ave. NW
                   Albuquerque, NM 87114
                   Telephone: (505) 890-8841
                   Facsimile: (505) 890-8841
                   email: tom@novint.com

      9.3. The waiver of a breach of this License Agreement, or the failure of either PARTY to exercise any right under this License Agreement, shall not constitute a waiver as to any other breach, whether similar or dissimilar in nature, or prevent the exercise of any right under this License Agreement.

      9.4. NOVINT shall affix appropriate statutory patent markings to all materials included in NOVINT SOFTWARE made hereunder and covered by issued and unexpired claims of SANDIA PATENTS and to modify such markings as SANDIA may from time to time direct in conformity with patent law.


                                                       License Agreement; page 7

      9.5. The Index and Headings used in this License Agreement are for reference purposes only and shall not be used in construction and interpretation of this License Agreement.

10.   Assignment

      10.1. NOVINT shall not, without the prior written consent of SANDIA, assign, delegate, or otherwise transfer any rights or duties under this License Agreement. Any such assignment is void. After 1 year from the effective date of this License Agreement, SANDIA shall not unreasonably withhold such consent.

      10.2. SANDIA may assign, delegate, or otherwise transfer any rights or duties under this License Agreement to any assignee or transferee.

11.   U.S. Competitiveness

      11.1. NOVINT agrees that any resulting design and development using SANDIA PATENTS and SANDIA SOFTWARE will be performed in U.S. and that resulting products will be substantially manufactured in the U.S.

12.   Government Rights and Sponsorship

      12.1. The GOVERNMENT has been granted for itself and others acting on its behalf a paid-up, nonexclusive, nontransferable, irrevocable license to practice or have practiced SANDIA PATENTS and SANDIA SOFTWARE throughout the world by or on behalf of the GOVERNMENT.

      12.2. NEITHER THE GOVERNMENT, THE DOE, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR, ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

      12.3. The PARTIES agree and understand that the GOVERNMENT retains "march-in" rights, in accordance with the procedures set forth in 37 CFR 401.6 and any supplemental regulations promulgated by the DOE.

13.   Export Control

      13.1. NOVINT shall abide by the export control laws and regulations of the United States Department of Commerce and other United States governmental regulations relating to the export of technology relating to NOVINT SOFTWARE. Failure to obtain an export control license or other authority from the GOVERNMENT may result in criminal liability under U.S. laws.

14.   Controlling Law

      14.1. This License Agreement is made in Albuquerque, New Mexico, U.S.A., and shall be governed by and construed in accordance with the procedural and substantive laws of the State of New Mexico except as these would require the application of the laws of another jurisdiction. The PARTIES agree to the exclusive jurisdiction of the courts of New Mexico or the United States District Court of New Mexico.

15.   Severability

      15.1. In the event that any one or more of the provisions contained in this License Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect other provisions of this License Agreement.

16.   Force Majeure

      16.1. If either PARTY is prevented from or delayed in carrying out any of the provisions of this License Agreement by reason of any natural disaster, war, accident, labor disturbance, breakdown of plant or equipment, lack or failure of transportation facilities, sources of supply of labor. raw materials, power or supplies, or by reason of any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative of any such government, the PARTY 50 prevented or delayed shall be excused from performance to the extent and during the period of such prevention or delay.

17.   Entire Agreement


                                                       License Agreement; page 8

      17.1. Each PARTY warrants and represents that the execution and delivery of this License Agreement by SANDIA and NOVINT has not been induced by any promises, representations, warranties or other agreements, other than those specifically expressed, This License Agreement includes Exhibits A, B. C, and D and embodies the entire understanding between NOVINT and SANDIA with respect to the subject matter described within this License Agreement. This License Agreement shall supersede all previous communications, representations or undertakings, either verbal or written, between NOVINT and SANDIA with regard to SANDIA PATENTS, SANDIA SOFTWARE, and the Flight trademark.

      17.2. No modification of this License Agreement shall be valid or binding upon the PARTY against whom enforcement of the modification is sought unless the modification is made in writing and signed by duly authorized representatives of both SANDIA and NOVINT.

      17.3. This License Agreement is binding and shall inure to the heirs, assigns or successors of the PARTIES to this License Agreement.


IN CONSIDERATION OF TEE FOREGOING TERMS AND CONDITIONS, NOVINT and SANDIA have caused this License Agreement to be executed in duplicate by their duly authorized representatives. This License Agreement will be effective on the last day and year written below.


Approved as to Legal Form


-----------

SANDIA CORPORATION:


        By: /s/ David L. Goldheim
           -------------------------------
           David L. Goldheim
           Title: Director, Corporate Business Development
                  and Partnerships

           Date: 4/11/00

NOVINT


        By: /s/ Tom Anderson
           -------------------------------
           Tom Anderson
           Title: CEO, NOVINT, Inc.

           Date: 4/11/00

                                  PROPRIETARY


                                   EXHIBIT A
Sandia Patents
--------------
There are no issued patents associated with this license agreement.

Sandia Patent Applications
--------------------------
Patent Title: Multidimensional Navigation Controller, SD5918;S86596 Filing Date: April 14, 1997
Inventors: Thomas G. Anderson

Patent Title: Multidimensional Display Controller, SD5982;S88402
Filing Date: April 10, 1997
Inventors: Thomas G. Anderson and George S. Davidson

Sandia Disclosures
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SD6612;S95405

                                                      License Agreement; page 10